UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)            December 27, 2007

ProUroCare Medical Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-103781	20-1212923
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5500 Wayzata Blvd., Suite 310, Golden Valley, MN	55416
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	952-476-9093

One Carlson Parkway, Suite 124, Plymouth, MN 55447

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01  Entry into Material Definitive Agreements

Issuance of Notes and Warrants

See “Private Placement of Notes and Warrants” in Item 3.02 below.

Amendment to Convertible Debentures

On December 27, 2007, the existing holders of the 10% unsecured convertible subordinated debentures issued by ProUroCare Medical Inc. (the “Company”) agreed to amend the terms of their debentures to provide for automatic conversion of the principal amount of the debentures and the unpaid interest accrued thereon into shares of the Company’s common stock at $0.30 per share upon the closing of an underwritten public offering by the Company.  The $733,334 outstanding principal amount of the debentures will convert into 2,444,446 shares of the Company’s common stock (on a pre-stock split basis – see Item 3.03 below).  As of December 27, 2007, $67,228 of unpaid accrued interest related to the debentures was outstanding.  Interest will continue to accrue on the debentures until they are converted or otherwise retired.

Effectiveness of Crown Bank Refinancing

On November 6, 2007, the Company reported on a Current Report on Form 8-K that it had renewed $1.6 million of its Crown Bank promissory notes subject to the deposit into escrow with Crown Bank of four months of future interest payments due under the terms of the notes, and the issuance of a $600,000 promissory note in favor of the Phillips W. Smith Family Trust.  On November 13, 2007, the Company amended this Form 8-K to describe certain consideration to be issued to three guarantors of the Crown Bank loan (Bruce Culver, James L. Davis, and William Reiling) and the Phillips W. Smith Family Trust upon the effective date of the terms and conditions of the renewed Crown Bank notes.

On December 28, 2007, the Company put into escrow with Crown Bank four months of future interest payments due under the terms of the notes.  Accordingly, the terms and conditions of the renewed Crown Bank notes became effective on that date, and the Company issued to the three guarantors and the Phillips W. Smith Family Trust an aggregate of 1,222,222 shares (on a pre-split basis – see item 3.03 below) of the Company’s common stock.

Item 2.03 Creation of a Direct financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Company

See “Private Placement of Notes and Warrants” in Item 3.02 below and “Effectiveness of Crown Bank refinancing” in Item 1.01 above.

Item 3.02 Unregistered Sales of Equity Securities

Private Placements of Notes and Warrants

On December 27, 2007, the Company closed on the sale of $1,050,000 of units consisting of unsecured, subordinated, convertible promissory notes (the “Notes”) and common stock purchase warrants (the “Warrants”) in a private placement.  Net cash proceeds to the Company were $816,463, after deducting $196,260 of expenses of the offering (including $105,000 of commissions paid to the placement agent) and excluding from the cash proceeds the conversion into units of $50,000 of loans made to the Company by Mr. James. L. Davis and certain of the Company’s Directors.  The net proceeds will be used to pay certain existing obligations, fund research and development efforts and for general corporate purposes.

At the closing, the Company issued $997,500 in principal amount of Notes, and Warrants to purchase 2,100,000 shares of common stock.  The Notes bear interest at 10% per year, mature on June 27, 2009, and will convert into the type of equity securities offered by the Company in any underwritten public offering prior to maturity at 70% of the public offering price.  In the event a public offering is not completed before the maturity date, the entire principal and unpaid accrued interest will convert into the Company’s common stock at $0.005 per share (on a pre-split basis – see Item 3.03 below).  The Company may, at its option, prepay the Notes anytime on or after December 27, 2008.  The Warrants will become exercisable upon the earlier of the closing of a public offering or the maturity date of the Notes, and will remain exercisable until December 31, 2012.  The exercise price will be 50% of the public offering price, or in the event a public offering is not completed before the maturity date, at 50% of the closing price of the Company’s common stock on the maturity date.

On December 27, 2007, the Company also converted $150,000 of existing loans from Mr. James L. Davis into a note and warrants similar to those described above.  The principal amount of the note issued to Mr. Davis was $142,500.  Mr. Davis also received warrants to purchase 300,000 shares of the Company’s common stock.  The terms of the note and warrants issued to Mr. Davis are the same as those issued in the private placement described above, except that his note is convertible into the type of equity securities offered by the Company in an underwritten public offering at 50% of the public offering price.  In addition, Mr. Davis agreed that the equity securities issued upon conversion of his note and the common stock issued upon exercise of his warrant will not be transferable for a period of one year beginning on the effective date of the public offering triggering conversion of the note.

Sales of the securities described above were made in compliance with the requirements of Rule 506 of Regulation D under the Securities Act of 1933 and the exemption from registration provide thereby under Section 4(2) of the Securities Act of 1933.  In qualifying for such exemption the Company relied upon representations from the investors regarding their status as “accredited investors” under Regulation D, and the limited manner of the offering as conducted by the placement agent and the Company.

See also “Effectiveness of Crown Bank Refinancing” in Item 1.01 above for information regarding an additional unregistered issuance of securities.  The issuance of these shares of common stock to the three guarantors and the Phillips W. Smith Family Trust was made in reliance upon the exemption from registration provided under Section 4(2) of the Securities Act of 1933 based on the limited number of persons receiving the shares, their financial sophistication and the limited manner of the offering.

Item 3.03: Material Modifications to Rights of Security Holders

Reverse Stock Split

On December 27, 2007, the Company’s shareholders, in a written action executed by shareholder holding a majority of the Company’s common stock, approved a one-for-ten reverse split of the Company’s common stock without a corresponding reduction in the number of authorized shares of the Company capital stock.

The Company will determine and announce the record date for the reverse stock split in the near future.

The Company’s authorized shares will remain at 50,000,000. No fractional shares will be issued in connection with the reverse stock split and in lieu thereof, any fractional share shall be rounded up to the nearest whole share.  The exercise price and the number of shares of common stock issuable under the Company’s outstanding convertible debentures, options and warrants (including the warrants issued the in private placement of units noted in Item 3.02 above) will be proportionately adjusted to reflect the reverse stock split.

Existing stockholders holding ProUroCare Medical Inc. common stock certificates will receive a Letter of Transmittal from the Company’s transfer agent, with specific instructions regarding the exchange of their share certificates. Interwest Transfer is the Company’s transfer agent and will act as the exchange agent for the purpose of implementing the exchange of stock certificates in connection with the reverse split.

Item 9.01   Financial Statements and Exhibits

(c)                        Exhibits

99.1     Press release of ProUroCare Medical Inc. dated December 31, 2007.

99.2     Form of Unsecured Subordinated Convertible Promissory Notes issued December 27, 2007

99.3     Form of Common Stock Warrants issued December 27, 2007

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROUROCARE MEDICAL INC.

December 31, 2007	By:	/s/ Richard C. Carlson
Richard C. Carlson
Chief Executive Officer